EXHIBIT 99.1


                         CERTIFICATE OF AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                 OF CYSIVE, INC.


         Cysive, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors duly adopted a resolution proposing to amend the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that the Certificate of Incorporation of this Corporation be amended by replacing the Article 4.1 thereof so that such Article shall be and read as follows:

         "The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 510,000,000, of which 500,000,000 of such shares shall be Common Stock having a par value of $0.01 per share ("Common Stock"), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock")."

         SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

         IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this 11th day of May, 2000.

                                        CYSIVE, INC.



                                        By:      /s/ Nelson A. Carbonell, Jr.
                                            ------------------------------------
                                              Nelson A. Carbonell, Jr.
                                              Chairman of the Board,
                                                President and Chief Executive
                                                Officer


ATTEST:

By:       /s/ John R. Lund
    -----------------------------------------
     John R. Lund
     Vice President, Chief Financial Officer,
     Treasurer and Secretary



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